DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT This Description of Securities is being provided for informational and reference purposes only and is not intended to be, and must not be, taken as the basis for any investment decision. This Description of Securities does not constitute an offer to sell or a solicitation of an offer to buy any securities. As of December 31, 2022, HSBC Bank plc (the “Company,” “we,” “us,” and “our”) had (i) one class of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), the Debt Securities, and (ii) one class of securities registered pursuant to Section 12(g) of the Exchange Act, the Ordinary Shares. A. Description of Ordinary Shares This summary of the general terms and provisions of our Ordinary Shares (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Association (the “Articles”), which are incorporated herein by reference to Exhibit 1.1 of our annual report on Form 20-F for the year ended December 31, 2022. As of December 31, 2022, we had ordinary shares in issue (the “Ordinary Shares”) which are governed by the laws of England and Wales. As at December 31, 2022, there were 796,969,112 Ordinary Shares in issue, each having a nominal value of £1.00 per share. HSBC Holdings plc is the sole shareholder of 100% of our outstanding Ordinary Shares. All of our outstanding Ordinary Shares are fully paid. The Articles authorise the issuance of share capital up to an amount to be determined by way of shareholder resolution, which, pursuant to the resolution of the Company’s sole shareholder adopted on April 23, 2020, is up to 353,030,000 shares. This authorisation is due to expire on April 22, 2025.   Fully paid Ordinary Shares confer identical rights in respect of capital, dividends (save where and to the extent that any such Ordinary Share is issued on terms providing that it will rank for dividend as from a particular date), voting and otherwise. Our Articles contain provisions to the following effect: Transfer Ordinary Shares may be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. The Directors may, in their absolute discretion, refuse to register any transfer of Ordinary Shares which is not fully paid or the transfer of an Ordinary Share on which the Company has a lien. Dividends The Company may, by ordinary resolution, declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. No dividend shall exceed the amount recommended by the Board. Subject to the provisions of the Companies Act 2006, the Board may pay interim dividends if it appears to the Board that it is justified by the profits of the Company available for distribution. Dividends declared but not yet paid do not bear interest. Except as otherwise provided by the terms of issue of or rights attached to any Ordinary Shares: (i) all final dividends shall be declared by the Company and paid; and (ii) all interim dividends shall be determined by the Board and scheduled to be paid, according to the amounts paid up on the Ordinary Shares on which the dividend is paid. All final dividends and/or interim dividends shall be apportioned and paid proportionately to the percentage of the nominal amount paid up on the

2 Ordinary Shares during any portion or portions of the period in respect of which the final dividend and/or interim dividend is paid, but if any Ordinary Share is issued on terms providing that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly. All dividends unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of 12 years after having become due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company. The Board may, with the prior authority of an ordinary resolution of the Company, direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the Board may settle it as it thinks fit and in particular, without limitation, may: (i) issue fractional certificates (or ignore fractions); (ii) fix the value for distribution of the specific assets (or any part of them); (iii) decide that a cash payment be made to a member on the basis of the value so fixed, in order to secure equality of distribution; and (iv) vest assets in trustees on trust for the persons entitled to the dividend as seems expedient to the Board. Voting At any general meeting a resolution put to vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is duly demanded. Subject to any rights or restrictions as to voting attached to any Ordinary Shares, on a show of hands, every member present in person or (subject to certain conditions) by proxy shall have one vote, and, on a poll, every member present in person or by proxy has one vote for every Ordinary Share of which he or she is the holder. The chairman of the meeting has the casting vote in the event of a tie in either a show of hands or poll vote, in addition to any other vote he/she may have. Redemption and Repurchase Subject to the provisions of the Companies Act 2006 and to any special rights for the time being attached to any existing shares of the Company, any Ordinary Share may be issued which is, either at the option of the Company or of the holder of such Ordinary Share, liable to be redeemed on such terms and in such manner as the Articles may provide. The Directors may determine the terms, conditions and manner of redemption of any such Ordinary Share. Subject to the provisions of the Companies Act 2006, the Company may purchase, or agree to purchase in the future, any Ordinary Shares in its own capital in any way. Calls on Capital and Forfeiture Subject to the terms of allotment of the Ordinary Shares, the Board may from time to time make calls on the holders of the Ordinary Shares for any amounts unpaid on such Ordinary Shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue. A person upon whom a call is made remains liable even if the Ordinary Shares in respect of which the call is made have subsequently been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 15% per annum), and the person from whom it is due and payable will pay all costs, charges and expenses that we may have incurred by reason of such non-payment. If any holder of Ordinary Shares does not pay any part of any call on or before the payment date, the Board may send the holder of such Ordinary Shares a notice of the amount unpaid (including interest and other costs and expenses incurred by the Company) and if the holder of such Ordinary Shares does not pay the amount owed within 14 clear days from the date of the notice, the Board may forfeit the relevant Ordinary Shares, at any time before full payment is made. The forfeited Ordinary

3 Share and any dividends declared or other moneys payable in respect of the forfeited Ordinary Share will then become the property of the Company. Lien The Company has a first and paramount lien on all partly paid Ordinary Shares for an amount payable in respect of the Ordinary Share, whether the due date for payment has occurred or not. The lien applies to all dividends from time to time declared or other amounts payable in respect of the Ordinary Share. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such Ordinary Shares. Other Shareholder Rights Subject to the provisions of the Companies Act 2006, the provisions of the Articles, and if authorised by ordinary resolution of the members, the Board can pass a resolution to capitalise any undistributed profits (unless required for paying a preferential dividend) or other sum in any reserve or fund. Our Articles do not provide for any sinking fund provisions. The provisions of our Articles do not discriminate against any existing or prospective holder of Ordinary Shares as a result of such shareholder owning a substantial number of the Company’s shares. Variation of Rights The consent in writing of the holders of not less than three-quarters of the issued Ordinary Shares, or the sanction of a special resolution passed at a separate general meeting by shareholders of the Ordinary Shares duly convened and held are required to vary or abrogate the rights of the Ordinary Shares. Two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued Ordinary Shares must be present for the separate general meeting to be valid. The rights attached to the Ordinary Shares are not deemed to be varied by the creation, allotment or issue of further Ordinary Shares ranking pari passu with or subsequent to them or by the purchase or redemption by the Company of its Ordinary Shares in accordance with the provisions of the Articles and the Companies Act 2006. Limitations on Share Ownership There are no limitations on the rights of shareholders to own Ordinary Shares. In addition, there are no provisions in the Articles that restrict non-UK residents or overseas shareholders from holding Ordinary Shares or from exercising voting rights attaching to Ordinary Shares.

4 B. Description of Debt Securities As of December 31, 2022, we had the following debt securities registered pursuant to Section 12(b) of the Exchange Act (each a “Debt Security” and, collectively, the “Debt Securities”). These Debt Securities are listed on the New York Stock Exchange. Capitalized terms used but not defined in the following table (the “Summary of Key Terms”) will have the meanings given to them in the Description of Terms below. Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrears) Optional Redemptio n Date Redemption rights(2) Events of Default(3) Offering Documents Indenture $50,000,000 Zero Coupon Callable Accreting Senior Unsecured Notes due 2042 US40442B2A43 N/A Sept. 27, 2022 to Sept. 27, 2042 N/A Sept. 27 of each year, beginning Sept. 27, 2025 and ending Sept. 27, 2041 Optional Redemption upon five days’ prior written notice Events of Default Registration Statement dated August 31, 2022 (File no. 333- 267182) Prospectus Supplement dated August 31, 2022 Pricing Supplement dated September 13, 2022 Senior Debt Securities Indenture dated August, 31, 2022 (the “2022 Indenture”) (1) The principal amount of each series of Debt Securities set forth in the table corresponds to the original principal amount of such series on the relevant issue date. (2) Optional Redemption means that we have the right to redeem this series of Debt Securities on the specified Optional Redemption Date, as described below under “Redemption—Optional Redemption.” (3) Events of Default means that the events of default described below under “Events of Default and Enforcement Events and Remedies” are applicable to this series of Debt Securities.

5 The summary set out below of the general terms and provisions of our Debt Securities (the “Description of Terms”) does not purport to be complete and is strictly subject to and qualified by reference to all of the definitions and provisions of the 2022 Indenture and the form of the instrument representing this series of Debt Securities. Certain terms, unless otherwise defined here, have the meaning given to them in the 2022 Indenture. General The Zero Coupon Callable Accreting Senior Unsecured Notes due 2042 are part of a series of Debt Securities titled “Notes, Series 1.” The Debt Securities are not secured by any assets or property of HSBC Bank plc or any of its subsidiaries or affiliates. The Debt Securities were issued under the 2022 Indenture entered into between us, Computershare Trust Company, N.A. as trustee (the “Trustee”). The terms of the Debt Securities include those stated in the 2022 Indenture and those terms made part of the 2022 Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Debt Securities were issued pursuant to an effective registration statement, a prospectus, a prospectus supplement and a pricing supplement describing the terms of such series (the “Offering Documents”), as are set forth in the Summary of Key Terms above. The 2022 Indenture does not limit the amount of Debt Securities that we may issue; however, such amount may be otherwise limited by applicable law or regulation. Unless otherwise provided in the terms of a series of Debt Securities, a series or any Debt Security within a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. Holders of Debt Securities have no voting rights with respect to the Debt Securities except as described below under “Modification and Waiver,” “Events of Default and Enforcement Events and Remedies” and “Limitation on Suits.” The Debt Securities are not subject to any sinking fund. Payments So long as the Debt Securities are represented by global securities, payments of principal will be made in immediately available funds. If the maturity date or date of redemption or repayment of a series of Debt Securities is not a Business Day, we may principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the maturity date or date of redemption or repayment. A “Business Day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) for all Debt Securities, in the City of New York or (b) for Debt Securities denominated in a specified currency other than U.S. dollars or euro, in the principal financial center of the country of the specified currency. Beneficial interests in the Debt Securities trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds. Secondary market trading between Clearstream Banking S.A. in Luxembourg (“Clearstream Luxembourg”) customers and/or Euroclear Bank SA/NV (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. Ranking Our Debt Securities constitute our direct, unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated debt, except such obligations as are preferred by operation of law.

6 No Set-off To the fullest extent permitted by law, holders, by their acceptance of the Debt Securities are deemed to have waived any right of set-off or counterclaim with respect to the Debt Securities. Redemption We may, in the circumstances set out below, redeem the Debt Securities prior to their specified maturity date. Holders of the Debt Securities have no right to require us to redeem the Debt Securities. The Debt Securities of any series to be redeemed will also stop bearing interest on the relevant redemption date. We will give prior notice of any proposed redemption to affected holders of Notes via DTC. Except as provided in the Offering Documents, we will provide such notice not less than 30 days and not more than 60 days prior to the applicable redemption date. Optional Redemption We have the right to redeem the Debt Securities on the applicable Optional Redemption Date (as specified in the Summary of Key Terms above) at our option in whole (but not in part). The redemption price of the Debt Securities will be equal to the Redemption Price (as defined in the Offering Documents). Additionally, the Debt Securities of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any), if we determine that: (i) In making payment under such Debt Securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the 2022 Indenture provided such obligation results from a change in or amendment to the laws of the UK or any political subdivision or taxing authority thereof or therein having the power to tax (the “Taxing Jurisdictions”), or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the UK is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the Debt Securities of such series; (ii) The payment of interest in respect of such Debt Securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or re-enactment thereof for the time being) as a result of a change in or amendment to the laws of the taxing jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the Debt Securities of such series. Provided, however, in the case of (i) above, that no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such Debt Securities then due. We may, in accordance with applicable law, repurchase Debt Securities for our account. Payment of Additional Amounts All payments made under or with respect to the Debt Securities will be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) whatsoever imposed, levied, collected, withheld or assessed by or on behalf of a Taxing Jurisdiction, unless the deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of principal on the Debt Securities (“Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after the deduction or

7 withholding, will equal the respective amounts which would have been payable had no such deduction or withholding been required. However, certain exceptions are set forth in the prospectus and prospectus supplement for the Debt Securities. All payments in respect of the Debt Securities will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA. Modification and Waiver We and the Trustee may make certain modifications and amendments to the 2022 Indenture without the consent of the holders of the Debt Securities. We may make other modifications and amendments with the consent of the holder(s) of 66 2/3% in principal amount of the outstanding Debt Securities of the series outstanding that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected Debt Security that would:  change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security;  reduce the principal amount of, or rate or amount of interest, if any, on, or any premium payable upon the redemption of any Debt Security;  reduce the amount of principal of any discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount provable in bankruptcy;  change our obligation to pay Additional Amounts;  adversely affect any right of repayment at the option of any holder of any Debt Security;  change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;  impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);;  reduce the percentage of principal amount of outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the 2022 Indenture, or for waiver of compliance with certain provisions of the 2022 Indenture or for waiver of certain defaults and their consequences; or  modify certain provisions of the 2022 Indenture except to increase the percentage of holders required to consent to amendment or modification thereof or to provide that certain other 2022 Indenture provisions cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby. The holders of 66 2/3% in principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by us with certain terms, conditions and provisions of the 2022 Indenture. Events of Default and Enforcement Events and Remedies Each of the following is an “Event of Default”: i. Failure to pay principal or premium, if any, on any Debt Security of that series at maturity, which failure continues for 14 days after notice of such default has been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series as provided in the 2022 Indenture;

8 ii. Failure to pay any interest on any Debt Security of that series when due and payable, which failure continues for 14 days after notice of such default has been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series as provided in the 2022 Indenture; iii. Failure to perform any of our covenants in the 2022 Indenture (other than a covenant (i) included in the 2022 Indenture solely for the benefit of a series of Debt Securities other than such series or (ii) relating to our obligations to pay principal, premium, if any, or interest on any Debt Security of that series, in which case (i) and (ii) above, as relevant, will apply) or established in or pursuant to a supplemental indenture or board resolution, as the case may be, pursuant to which the Debt Security of such series were issued, which failure continues for 60 days after written notice to us (x) by the trustee or (y) from the holders of at least 25% in principal amount of the outstanding Debt Securities of that series as provided in the 2022 Indenture requiring the failure to be remedied; and iv. An order is made or an effective resolution is passed for our winding up in England (otherwise than in connection with a scheme of reconstruction or amalgamation the terms of which shall previously have been approved in writing by a meeting of holders of the relevant series of Debt Securities) Acceleration If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of and all accrued but unpaid interest on all such Debt Securities to be due and payable immediately, by a written notice to us (and to the Trustee, if given by holders), and upon such a declaration this principal amount (or specified amount) and interest shall become immediately due and payable. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Debt Securities of that series may, under certain circumstances, rescind and annul the declaration and its consequences, if all Events of Default have been cured, or if permitted, waived, and all payments due (other than those due as a result of acceleration) have been made or provided for. The 2022 Indenture provides that, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the 2022 Indenture at the request or direction of any of the holders of Debt Securities of any series, unless the relevant holders will have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Debt Securities of that series. No delay or omission of the Trustee or any holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute any waiver of any such Event of Default. Every right and remedy given by law or by the 2022 Indenture to the Trustee or the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders. The Trustee must give notice to each affected holder within 90 days after the occurrence of any default under the 2022 Indenture with respect to the Debt Securities of any series, unless the Default has been cured or waived. However, the Trustee will be entitled to withhold notice if a responsible officer or responsible officers of the Trustee determine in good faith that withholding of notice is in the interest of the holders.

9 We are required to deliver to the Trustee annually an officer’s certificate as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the 2022 Indenture. We are also required to deliver written notice to the Trustee promptly after any of our officers has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute under the 2022 Indenture an Event of Default. Trust Indenture Act Remedies Notwithstanding the limitation on remedies specified above, (i) the Trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Debt Securities under the provisions of the 2022 Indenture and (ii) nothing shall impair the right of a holder of the Debt Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Debt Securities. Limitation on Suits No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the 2022 Indenture, or for the appointment of a receiver or Trustee, or for any other remedy, unless:  Such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series;  The holders of not less than 25% in principal amount of the outstanding Debt Securities of such series shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee;  Such holders have offered to the Trustee indemnity satisfactory to the Trustee, in its reasonable discretion, against the costs, expenses and liabilities to be incurred in compliance with such request;  The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and  No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the Debt Securities of such series. Notwithstanding any contrary provisions, no holder will have any right to affect, disturb or prejudice the rights of any other such holders, or to obtain priority or preference over any other of such holders in the 2022 Indenture, or to enforce any right under the 2022 Indenture except in the manner provided and for the equal and rateable benefit of all such holders. Exercise of UK Bail-in Power The Debt Securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as set forth in the Offering Documents. In particular, by its acquisition of the Debt Securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Debt Securities or the 2022 Indenture or any other agreements, arrangements, or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any of the Debt Securities that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the amounts due; (ii) the conversion of all, or a portion, of the amounts due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Debt Securities or the 2022 Indenture; (iii) the cancellation of the Debt Securities; and/or (iv) the amendment or alteration of the redemption date of the Debt Securities or amendment of the amount of interest payable on the Debt Securities, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation

10 of the terms of the Debt Securities or the 2022 Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Debt Securities. Following the exercise of a UK bail-in power by the relevant UK resolution authority the Trustee’s duties will be different from those set forth in the prospectus and will be fully detailed in the Offering Documents. The exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Debt Securities will not be a default or an Event of Default. Satisfaction and Discharge We will be discharged from any and all obligations in respect of a series of Debt Securities (with certain exceptions) if, at any time, inter alia, either:  all Debt Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or  all Debt Securities of such series not theretofore delivered to the Trustee for cancellation either (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at our expense, and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the stated maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under applicable bankruptcy laws, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar law, is filed with respect us within 91 days after the deposit and the Trustee is required to return the moneys then on deposit with the Trustee to the us, our obligations under the 2022 Indenture with respect to such Debt Securities will not be deemed terminated or discharged. Effect of Original Issue Discount The Debt Securities were issued with original issue discount (“OID”). A U.S. holder (as defined in the Prospectus Supplement dated August 31, 2022) must include OID in income as ordinary interest as it accrues, generally in advance of receipt of cash attributable to such income. The Trustee and Paying Agent Computershare Trust Company, N.A., 600 South 4th Street — 7th Floor, Minneapolis, MN 55415, acts as the Trustee under the 2022 Indenture, and HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, acts as paying agent and calculation agent for the Debt Securities. Governing Law The Debt Securities and the 2022 Indenture are governed by and construed in accordance with the laws of the State of New York.